Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Sonoma Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price(1)(3)	Fee Rate	Amount of Registration Fee (8)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.0001 per share (3)	415(a)(6)	$–	$–	$–	–	$–	S-3	333-250925	December 22, 2020
Carry Forward Securities	Equity	Preferred Stock, par value $0.0001 per share (4)	415(a)(6)	–	–	–	–	–	S-3	333-250925	December 22, 2020
Carry Forward Securities	Debt	Debt Securities (5)	415(a)(6)	–	–	–	–	–	S-3	333-250925	December 22, 2020
Carry Forward Securities	Other	Warrants (6)	415(a)(6)	–	–	–	–	–	S-3	333-250925	December 22, 2020
Carry Forward Securities	Other	Units (7)	415(a)(6)	–	–	–	–	–	S-3	333-250925	December 22, 2020
Carry Forward Securities	Unallocated (Universal) Shelf (1)	(1)	415(a)(6)	$51,300,000	–	$51,300,000	0.00011020		S-3	333-250925	December 22, 2020	$5,653.26

	Total Offering Amounts					$51,300,000		$5,653.26
	Total Fees Previously Paid							5,653.26
	Total Fee Offsets							–
	Net Fee Due							$0.00

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(1)	The amount to be registered consists of up to $51,300,000 of an indeterminate amount of common stock, preferred stock, debt securities, warrants and/or units. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of preferred stock, common stock, debt securities or units as may be issued upon exercise of warrants registered hereby, as the case may be, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.

(2)	The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3.

(3)	Including such indeterminate amount of common stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred stock registered hereby, or upon exercise of warrants registered hereby, as the case may be.

(4)	Including such indeterminate amount of preferred stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred stock registered hereby, or upon exercise of warrants registered hereby, as the case may be.

(5)	Including such indeterminate principal amount of debt securities as may be issued from time to time at indeterminate prices or upon exercise of warrants registered hereby, as the case may be.

(6)	Warrants may be sold separately or together with any of the securities registered hereby and may be exercisable for shares of common stock or preferred stock registered hereby. Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(7)	Each unit will be issued under a unit agreement and will represent an interest in two or more securities registered pursuant to this registration statement, which may or may not be separable from one another. Because the units will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(8)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $51,300,000 of unsold securities (the “Unsold Securities”) previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-250925), which initially became effective on December 22, 2020 (the “Prior Registration Statement”), and the Registration Statement on Form S-3 (File No. 333-221477), which initially became effective on November 27, 2017 and for which the registrant previously paid a filing fee pursuant to Rule 457(o). The filing fee associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this Registration Statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

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